Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

En dorsement to Mortgage Guaranty Master Policy (Incontestability for Master Reporting Program)

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Wells Fargo Bank, N.A. as Trustee for First	22-400-4-2999
Franklin Mortgage Loan Trust 2004-FF7
6th and Marquette
N9311-161	Effective Date of Policy:
Minneapolis, Minnesota 55479	August 1, 2004

The purpose of this Endorsement is to amend terms and conditions of the Master Program Reporting Endorsement (Form #71-7139 (8/94)) to the Mortgage Guaranty Master Policy (Form #71-7135 8/94)) as it relates to Section 2.4 of such Policy . An Insured will be entitled to submit Loans for insurance subject to this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement for future mortgage loans submitted to it, effective upon written notice to the Insured. This Endorsement will apply only to a Loan which is underwritten by the Insured in accordance with the Policy, as amended by the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy , as so amended, and this Endorsement, this Endorsement will control. The terms and conditions of the Policy , as so amended, shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated ..

Notwithstanding that under any other endorsement to the Policy Section 2.4 of the Policy and of the Master Reporting Program Endorsement (Form #71-7139 (8/94)) have been deleted, Section 2.4 of the Master Reporting Program Endorsement is replaced in its entirety with the following :

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.